BRIDGE LOAN NOTE

As of March 4, 2010

$500,000.00

FOR VALUE RECEIVED, EPIC ENERGY RESOURCES, INC., a Colorado corporation (“Borrower”), promises to pay to the order of CASTEX NEW VENTURES, L.P., a [_______] limited partnership (“Lender”), 333 N. Sam Houston Pkwy E., Suite 1060, Houston, TX 77060, the principal sum of $500,000.00, or such lesser principal amount as may be from time to time outstanding hereunder, together with interest on the outstanding unpaid balance of such principal amount at the interest rate provided below.

Subject to the conditions set forth herein, the Lender will make loans under this Bridge Loan Note to the Borrower from time to time until June 1, 2010, in an aggregate amount of up to $500,000.00 at any time outstanding.  The Borrower may, prior to maturity, borrow, repay and reborrow such amount from the Lender.

1.	Interest Rate Options. Interest on each outstanding loan made hereunder shall accrue at a rate of ten percent (10.00%) per annum (compounded annually).

2.
Default Interest Rate.  Notwithstanding any provision of this Bridge Loan Note to the contrary, upon any Default (as defined below) or at any time during the continuation thereof (including failure to pay upon maturity whether by acceleration or otherwise and including both before and after the commencement of an insolvency or bankruptcy proceeding), the Lender may, at its option and subject to applicable law, increase the interest rate on loans outstanding under this Bridge Loan Note to a rate of twelve percent (12.00%) per annum.

3.
Maximum Interest Rate.  In no event will the interest rate hereunder exceed that permitted by applicable law.  If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Lender may credit any excess amount previously collected against the balance due, or refund the amount to the Borrower.

4.
Payment of Principal and Interest; Maturity Date.  All principal outstanding on this Bridge Loan Note is payable at maturity, which is the earliest of (a) three (3) business days following written demand to the Borrower from the Lender, (b) June 1, 2010, and (c) the date on which the Lender’s obligation to make additional Loans to the Borrower under this Bridge Loan Note is terminated pursuant to Paragraph 7 below (such earliest date, the “Maturity Date”).  Interest is payable on the date of any repayment of any loans hereunder and on the Maturity Date.

5.
Advances and Paying Procedure.  The Borrower shall give the Lender written notice (effective upon receipt) of the Borrower’s intent to borrow under this Bridge Loan Note no later than 10:00 a.m. Central time on a business day in substantially the form of Exhibit A attached hereto (a “Loan Request”).  Each loan will be in an integral multiple of $10,000.00.  The Borrower will provide to the Lender wire transfer instructions at the time of each requested loan.

6.
Conditions Precedent to Each Advance.  Before any loan hereunder will be made, the following conditions must be satisfied: (i) the Borrower shall have delivered a Loan Request, duly executed and completed; (ii) immediately after giving effect to such loan, the aggregate principal amount of the Loans shall not exceed $500,000.00, and (iii) no Default shall have occurred and be continuing, and no event shall have occurred which would constitute the occurrence of a Default after any grace or cure period has passed.

7.
Defaults.  Notwithstanding any cure periods described below, the Borrower shall promptly notify the Lender in writing when the Borrower obtains knowledge of the occurrence of any default specified below (a “Default”).  Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following shall constitute a Default:

a.	Nonpayment. The Borrower shall fail to pay (i) any interest due on this Bridge Loan Note by 10 days after the same becomes due; or (ii) any principal amount of this Bridge Loan Note when due.

b.
Inability to Perform; Bankruptcy/Insolvency.  Any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower that is unstayed or undismissed for 30 days.

8.
Termination of Commitment to Advance Loans.  Upon the occurrence of any of the events identified in Paragraph 7(a), the Lender may at any time immediately terminate its obligation to make additional Loans to the Borrower.  Upon the occurrence of any of the events identified in Paragraph 7(b), the Lender’s obligation to make additional Loans to the Borrower shall immediately and automatically terminate.

9.
Acceleration of Obligations.  Upon the occurrence of any of the events identified in Paragraph 7(a), and the passage of any applicable cure periods, the Lender may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any loans, together with the interest accrued thereon, to be immediately due and payable; and the unpaid balance shall thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, notwithstanding anything to the contrary contained herein.  Upon the occurrence of any event under Paragraph 7(b), the unpaid principal balance of all loans made pursuant hereto, together with all interest accrued thereon and other amounts accrued hereunder, shall thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, notwithstanding anything to the contrary contained herein.

10.	Warranties. The Borrower makes the following warranties:

a.
Enforceability.  This Bridge Loan Note is the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles; and

b.
Authority.  The execution, delivery and performance of this Bridge Loan Note and any other agreement delivered in connection herewith to which the Borrower is a party (i) are within the Borrower’s power; (ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency, public body or authority, or any subdivision thereof; (iv) will not violate (A) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, (B) any agreement (including the Borrower’s articles or certificate of incorporation, by-laws or other organizational documents or any indenture, material instrument or material agreement to which the Borrower is party or is subject) or (C) restriction by which the Borrower is bound; and (v) does not entitle any third party to accelerate any material debt of the Borrower or its subsidiaries owing to such third party.

11.
Applicable Law and Jurisdiction; Interpretation; Severability.  THIS BRIDGE LOAN NOTE AND ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT SUPERSEDED BY FEDERAL LAW.  Nothing herein shall affect the Lender’s right to serve process in any manner permitted by law, or limit the Lender’s right to bring proceedings against the Borrower in any other court having jurisdiction over Borrower.  This Bridge Loan Note, any other agreement delivered in connection herewith and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Lender’s receipt of the executed originals thereof.  Invalidity of any provision of this Bridge Loan Note shall not affect the validity of any other provision.

12.	Notices. All notices and other communications hereunder shall be in writing, shall be directed to the applicable party at its address below:

To the Lender:

Castex New Ventures, L.P.
333 N. Sam Houston Pkwy E., Suite 1060,
Houston, TX 77060
Attention:  Paul Carnrite
Phone: 281-878-0028
Fax: 281-447-1009

To the Borrower:

Epic Energy Resources, Inc.
1450 Lake Robbins Dr., Ste 160
The Woodlands, TX 77380
Attention:  Mike Kinney, CFO
Phone:  281-419-3742
Fax:  281-419-1114

13.
Waiver of Jury Trial.  THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE LOANS MADE PURSUANT HERETO.  THE BORROWER AND THE LENDER EACH REPRESENTS TO EACH OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

14.
No Oral Agreements.  THIS AGREEMENT AND THE OTHER AGREEMENTS DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Borrower: EPIC ENERGY RESOURCES, INC., a Colorado corporation

By:	/s/ John S. Ippolito
John S. Ippolito
President and CEO

Lender: CASTEX NEW VENTURES, L.P., a [_____] limited partnership

By:
Title:

Exhibit A
FORM OF LOAN REQUEST

Re:  EPIC ENERGY RESOURCES, INC.

Ladies and Gentlemen:

This Loan Request is delivered to you pursuant to Paragraph 6 of the Bridge Loan Note dated as of March 4, 2010 (together with all amendments, restatements, supplements and other modifications, if any, from time to time made thereto, the “Bridge Loan Note”), between EPIC ENERGY RESOURCES, INC., a Delaware corporation (the “Borrower”) and CASTEX NEW VENTURES, L.P., (the “Lender”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Bridge Loan Note.

The Borrower hereby requests that a Loan be made in the aggregate principal amount of $500,000.00 on March 4, 2010.

The Borrower hereby acknowledges that, pursuant to Paragraph 6 of the Bridge Loan Note, before any loan will be made, no Default shall have occurred and be continuing, and no event shall have occurred which would constitute the occurrence of a Default after any grace or cure period has passed.  In addition, the Borrower represents and warrants that, on the date of such advances, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Paragraphs 10(a) and 10(b) are true and correct in all material respects.

Please wire transfer the proceeds of the borrowing to the following accounts: Epic Corporate Account.

IN WITNESS WHEREOF, the Borrower has caused this request to be executed and delivered by its duly authorized officer as of March 3, 2010.

EPIC ENERGY RESOURCES, INC., a Colorado corporation, as borrower

By:	/s/ John S. Ippolito
Name:	John S. Ippolito
Title:	President and CEO